EXHIBIT 10.31.1


May 21, 2007

Lonnie D. Schnell
1721 Cannes Drive
Thousand Oaks, CA 91362


Dear Lonnie:

In accordance with the actions approved by the Compensation Committee on April 26, 2007 and effective as of that date, your employment terms and conditions as defined in your employment agreement of March 16, 2006 are modified as follows:

Page 2, TERMINATION WITHOUT CAUSE: is replaced in its entirety as follows:

TERMINATION       Subject to the provisions  below, if terminated by the Company
WITHOUT CAUSE:    without  cause or due to your  death or  permanent  and  total disability, conditioned upon your (or your estate's) execution and non-revocation of a full release and waiver of claims agreement in a form prescribed by the Company, you (or your estate) will receive (i) 12 months of your then-current base salary, payable in 12 equal monthly installments commencing on the first day of the calendar month immediately following such termination and thereafter on the first day of each subsequent calendar month; (ii) 12 months of continued coverage under the company's group health plan at the same cost to you (and/or your dependents) as immediately prior to your termination, subject to your (and/or your dependents') making a valid
                  "COBRA" election and to any cost increases affecting plan participants generally; and (iii) accelerated stock option vesting deemed to occur immediately prior to your termination with respect to that portion of any and all outstanding options then held by you that would have vested during the 12 months immediately following your termination absent such termination (the "SEVERANCE"). Notwithstanding the foregoing, the payments and benefits described in clauses (i) and (ii) of the preceding sentence shall, to the extent not already paid or provided, cease immediately if you become employed or take a position as a consultant prior to their expiration.

To indicate your acceptance of the Addendum to your employment terms, please sign this letter.


Yours very truly,

/s/ Stephen Forte
--------------------------------------
Stephen Forte, Chief Executive Officer


Agreed to and accepted:

/S/ LONNIE D. SCHNELL
--------------------------------------
Lonnie D. Schnell

Date: May 25, 2007


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